bioMETRX, Inc. Acquires Patent on Biometric Security for Thermostats and HVAC Controllers

JERICHO, NY - March 8, 2007 - bioMETRX Inc., (OTC BB: BMRX) a leading developer and supplier of consumer based finger activated solutions, today announced that it has acquired a patent that encompasses biometric security for thermostat and HVAC controllers. bioMETRX is the first company to develop several consumer finger activated products sold under the smartTOUCH brand. Its third product, the smartSTAT™ Thermostat, uses finger activated technology to prevent unauthorized changes in temperature settings.

“The company continues to build and strengthen its intellectual property portfolio while continuing to develop new and exciting products designed to enhance consumer lifestyles. We developed a fully programmable, Energy Star™ efficient thermostat called smartSTAT to address the common problem of unauthorized changes in temperature settings by children, tenants, restaurant employees and patrons and store employees”, noted Mark Basile, CEO of bioMETRX, Inc. The smartSTAT™ Thermostat allows building and small business owners complete control over access and authorization to change temperature settings. smartSTAT is a simple direct replacement for existing thermostats and can authorize up to 20 multi-level users. The smartSTAT™ Thermostat is expected to retail for $229.00.

The Patent covers all forms of biometric technology that can be used to limit access to, and/or control temperature settings of a thermostat or other HVAC controller. “The patent clearly protects our smartSTAT product which we believe will make a significant impact on homeowners and businesses by reducing energy costs associated with unauthorized usage”, said Basile.

“The smartSTAT™ Thermostat is really a revolutionary product, and is the first biometrics based product that will actually save businesses and homeowners money. Right now, to convert a business’s HVAC system into a centrally controlled computerized one costs thousands of dollars. Our product is designed to simply replace the existing thermostat,” noted Ms. Lorraine Yarde. COO of bioMETRX, Inc. “We expect this product to be the newest, single most effective product in the HVAC world that will save its owner on energy costs”, note Ms. Yarde.

For more information, please visit the company’s website at www.biometrx.net

About bioMETRX, Inc.

bioMETRX, Inc, is the leader in developing embedded biometric products for both the consumer and commercial markets. Through its wholly owned subsidiaries, the Company designs, develops and markets biometrics-based products to the consumer, health information, medical devices and small business markets under the common brand name - smartTOUCH™. bioMETRX maintains its leadership role in the field of biometrics by consistently proving that its technology and intuitive interface can be seamlessly adopted by and applied to many different products spanning both consumer and commercial markets. bioMETRX has established a track record of consistently developing and bringing to market new and innovative products that address security and convenience issues.
bioMETRX Technologies, Inc. designs and engineers biometrics-based products for the home security, consumer electronics, medical products and patient medical information markets; smartTOUCH Consumer Products, Inc. tests and markets the company’s biometrically secured garage door openers, thermostats, deadbolts and home alarm keypads and, smartTOUCH Medical, Inc., designs, tests and markets biometrically secured medical crash carts, rolling medicine carts, and portable biometric patient medical information devices. For more information on bioMETRX and/or the company’s smartTOUCH line of products, visit the Company’s website at http://www.biometrx.net

 NOTE: smartTOUCH™, powered by smartTOUCH™, smartSTIK™, smartSTAT™, smartTOUCH GDO™, smartALARM™, smartLOCK™ and smartCARE™ are protected trademarks owned by bioMETRX, Inc.

Safe Harbor Statement: Forward-looking statements in this release with respect to bioMETRX’ business, financial condition and results of operations, as well as matters of timing and the prospective terms of the transaction described are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond bioMETRX’ control with respect to market acceptance of their technology and/or products, whether financing will be available, the effect of the application of acquisition accounting policies as well as certain other risk factors which are and may be detailed from time to time in bioMETRX’s filings with the Securities and Exchange Commission.

CONTACT:  ICR

Source: bioMETRX, Inc.